UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE HAIN CELESTIAL GROUP, INC.

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THE HAIN CELESTIAL GROUP, INC.

58 South Service Road

Melville, NY 11747

631-730-2200

November 1, 2006

Dear Fellow Stockholder:

Please join me at our Annual Meeting of Stockholders on Thursday, November 30, 2006 at 9:30 AM (local time) in the Celestial Café at Celestial Seasonings, 4600 Sleepytime Drive, Boulder, CO 80301.

At our Annual Meeting, we will vote on the election of our Directors, an amendment to our Amended and Restated 2002 Long Term Incentive and Stock Award Plan and the ratification of the selection of our registered independent accountants. In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The Hain Celestial Group, Inc., and members of the Board of Directors will also be present.

Your vote is important. Whether or not you are able to attend the Annual Meeting in person, please submit your vote by completing and returning the enclosed proxy card by mail or, if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet. Please vote as soon as possible.

I hope to see you on November 30th.

Sincerely,

Irwin D. Simon

President, Chief Executive

Officer and Chairman of the Board

THE HAIN CELESTIAL GROUP, INC.

58 South Service Road

Melville, NY 11747

631-730-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The Annual Meeting of Stockholders of The Hain Celestial Group, Inc. will be held on Thursday, November 30, 2006 at 9:30 AM (local time) in the Celestial Café at Celestial Seasonings, 4600 Sleepytime Drive, Boulder, CO 80301 for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment to the Amended and Restated 2002 Long Term Incentive and Stock Award Plan;

3.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2007; and

4.	To transact such other business as may properly come before the meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice.

Only stockholders of record as of the close of business on October 23, 2006 will be entitled to vote at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive office located at 58 South Service Road, Melville, NY 11747, and will also be available at the Annual Meeting. Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please submit your vote as soon as possible by signing and dating the enclosed proxy and mailing it promptly in the enclosed reply envelope. As an alternative to using the paper proxy card to vote, beneficial owners of shares held in “street name,” may vote by telephone or via the Internet.

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is being furnished in connection with the solicitation by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, November 30, 2006 at 9:30 AM (local time) in the Celestial Café at Celestial Seasonings, 4600 Sleepytime Drive, Boulder, CO 80301. We will bear the cost of such solicitation. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees at no additional cost to us, in person or by telephone, telegram or other means of communication. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to principals and obtaining their proxy.

Any stockholder giving a proxy may revoke it at any time before it is exercised by written notice to our Corporate Secretary stating that such proxy is being revoked, or by voting in person at the meeting.

It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended June 30, 2006 will be mailed to stockholders of record on or about November 1, 2006.

STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Only stockholders of record at the close of business on October 23, 2006 will be entitled to vote at the Annual Meeting of Stockholders. As of the close of business on October 23, 2006, there were 38,952,074 shares of our common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting.

The presence, in person or by proxy, of a majority of the shares entitled to vote on the record date will be required for a quorum. Shares of common stock present in person or represented by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more matters presented for shareholder approval) will be considered present for purposes of determining whether a quorum exists at the Annual Meeting.

If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy FOR the election of all the nominees for directors specified herein, FOR the approval of an amendment to our Amended and Restated 2002 Long Term Incentive and Stock Award Plan and FOR the ratification of the appointment of Ernst & Young LLP as our registered independent accountants. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting of Stockholders or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting of Stockholders.

Directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of common stock, present or represented by proxy, and voting on the matter is required for the approval of the amendment to the Amended and Restated 2002 Long Term Incentive and Stock Award Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered accountants.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers who indicate in their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast, although such shares will count for quorum purposes. Shares that abstain from voting for one or more director nominees will result in the respective nominees receiving fewer votes.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2006 (except as otherwise indicated) for (1) each of our directors and nominees for director and each of our executive officers, (2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the right to transfer the shares described below.

	Number of Shares	Percentage of Common Stock
Irwin D. Simon (1) (2)	2,896,215	7.0%
Barry J. Alperin (2) (3)	30,500	*
Beth L. Bronner (2) (4)	122,500	*
Jack Futterman (2) (5)	132,000	*
Daniel R. Glickman (2) (6)	55,500	*
Marina Hahn (2) (7)	118,354	*
Andrew R. Heyer (2) (8)	371,534	*
Roger Meltzer (2) (9)	80,500	*
Mitchell A. Ring (2) (10)	23,000	*
Lewis D. Schiliro (2) (3)	30,500	*
D. Edward I. Smyth (2) (11)	23,000	*
Larry S. Zilavy (2) (3)	30,500	*
Ira J. Lamel (12)	301,000	*
BlackRock, Inc. and affiliates (13)	3,254,373	8.4%
Cooke & Bieler LP (14)	3,201,820	8.2%
Dimensional Fund Advisors Inc. (15)	2,826,668	7.3%
All directors and executive officers as a group (thirteen persons) (16)	4,215,103	9.9%

*	Indicates less than 1%.
(1)	Includes 2,635,000 shares of common stock issuable upon the exercise of options granted under our 1994 Long Term Incentive and Stock Award Plan or our 2002 Long Term Incentive and Stock Award Plan (together, the “Incentive Plans”). Also includes 150,000 shares of restricted stock issued pursuant to Mr. Simon’s employment agreement, which will vest over the term of the agreement. Mr. Simon is our President, Chief Executive Officer and Chairman of the Board of Directors.
(2)	Director of The Hain Celestial Group, Inc.
(3)	Includes 30,500 shares of common stock issuable upon the exercise of options granted under our 2000 Directors Stock Option Plan.
(4)	Includes 113,500 shares of common stock issuable upon the exercise of options granted under our 1996 Directors Stock Option Plan or our 2000 Directors Stock Option Plan (together, the “Directors Plans”).
(5)	Includes 121,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans.
(6)	Includes 55,500 shares of common stock issuable upon exercise of options granted under our Directors Plans.
(7)	Includes 100,500 shares of common stock issuable upon exercise of options granted under our Directors Plans and 16,445 shares of common stock issuable upon the exercise of options assumed upon consummation of our merger with Celestial Seasonings, Inc. (“Celestial”) in May 2000.
(8)	Includes 126,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans, 50,000 shares held indirectly through a charitable foundation and 2,268 shares held indirectly through Argosy Investment Corp.
(9)	Includes 80,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans.
(10)	Includes 23,000 shares of common stock issuable upon the exercise of options granted under our 2000 Directors Stock Option Plan.

(11)	Includes 23,000 shares of common stock issuable upon the exercise of options granted under our 2000 Directors Stock Option Plan. Mr. Smyth has decided not to stand for re-election.
(12)	Includes 300,000 shares of common stock issuable upon exercise of options granted under the Incentive Plans.
(13)	As of June 30, 2006, BlackRock, Inc. (“BlackRock”), an institutional investment manager, and its affiliates (including BlackRock Advisors, Inc., BlackRock Financial Management, Inc., BlackRock Capital Management, Inc. and State Street Research & Management Company) had shared investment discretion and sole voting authority over 3,254,373 shares and had shared investment discretion and no voting authority over 294,200 shares, according to a Form 13F-HR/A filed August 31, 2006. The Form 13F-HR/A states that BlackRock’s address is 40 East 52nd Street, New York, NY 10022.
(14)	As of June 30, 2006, Cooke & Beiler LP (“C&B”), an institutional investment manager, had sole investment discretion and sole voting authority over 1,613,620 shares, sole investment discretion and no voting authority over 1,551,200 shares, and other investment discretion and no voting authority over 37,000 shares, according to a Form 13F-HR filed by C&B on August 11, 2006. The Form 13F-HR states that C&B’s address is 1700 Market Street, Suite 3222, Philadelphia, PA 19103.
(15)	As of June 30, 2006, Dimensional Fund Advisors Inc. (“DFA”), an institutional investment manager, had sole investment discretion and sole voting authority over 2,768,618 shares and sole investment discretion and no voting authority over 58,050 shares, according to a Form 13F filed by DFA on August 1, 2006. The Form 13F states that DFA’s address is 1299 Ocean Avenue, Santa Monica, CA 90401.
(16)	Includes 2,935,000 shares issuable upon the exercise of options granted under the Incentive Plans, 16,445 shares issuable upon the exercise of options granted under Celestial plans assumed in connection with the merger with Celestial, 150,000 shares of restricted stock issued pursuant to Mr. Simon’s employment agreement, which will vest over the term of the agreement, 50,000 shares held indirectly by Mr. Heyer through a charitable foundation, 2,268 shares held indirectly by Mr. Heyer through Argosy Investment Corp. and 734,500 shares issuable upon the exercise of options granted under our Directors Plans. See Notes 1 through 11 above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of 12 members, all of whom have agreed to stand for reelection at the Annual Meeting except for Mr. D. Edward I. Smith. It is proposed that all 11 incumbent directors standing for reelection be elected to hold office until the next Annual Meeting and until their successors are elected and qualified. The persons named in the enclosed proxy will vote, unless otherwise instructed in such proxy, FOR the election of all of the nominees listed below.

The following information describes the backgrounds and business experience of the nominees for director:

Irwin D. Simon, President, Chief Executive Officer and Chairman of the Board, Age 48

Irwin D. Simon has been our President and Chief Executive Officer and a director since our inception and is our founder. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. Previously, Mr. Simon was employed in various marketing capacities at Slim-Fast Foods Company and The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Mr. Simon serves as a director of Marathon Acquisition Corp., lead director of Jarden Corporation, an independent non-executive director of Yeo Hiap Seng Limited and as a director of several privately-held companies. Mr. Simon is the past chapter chairman of YPO—Gotham Chapter, New York City.

Barry J. Alperin (2)(3), Age 66

Barry J. Alperin has been a director since February 2004 and is the chairperson of our Audit Committee. Mr. Alperin, a consultant, has been a director of Henry Schein, Inc., a provider of healthcare products and services to office-based practitioners in North America and Europe, since May 1996. He served as Vice Chairman of Hasbro, Inc. from 1990 through July 1995 and as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990. Mr. Alperin served as director of Seaman’s Furniture Company, Inc. from 1992 through February 2001. He has been a director of the general partner of K’Sea Transportation Partners, LP since February 2004.

Beth L. Bronner (1), Age 55

Beth L. Bronner has been a director since November 1993, and is the chairperson of our Compensation Committee. Ms. Bronner is currently President of LERA Consulting. Ms. Bronner served as Senior Vice President and Chief Marketing Officer for Jim Beam Brands Worldwide, Inc., from September 2003 to July 2006. From May 2001 to September 2003, Ms. Bronner served as a private consultant and president of a private realty company. In addition, she served as President and Chief Operating Officer of Advo Inc. from August 2000 until May 2001. Ms. Bronner also serves as a director of Assurant, Inc. (formerly Fortis, Inc.) and CoolBrands International Inc.

Jack Futterman (3), Age 73

Jack Futterman has been a director since December 1996, and is the chairperson of our Corporate Governance and Nominating Committee. Mr. Futterman served as Chairman and Chief Executive Officer of Party City Stores, Inc. from June 1999 through December 1999. Mr. Futterman retired as Chairman and Chief Executive Officer of Pathmark Stores, Inc. in March 1996. He joined Pathmark in 1973 as Vice President of its drugstore and general merchandise divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a registered pharmacist and former Chairman of the National Association of Chain Drugstores.

Daniel R. Glickman (3), Age 61

Daniel R. Glickman, who served as U.S. Secretary of Agriculture from March 1995 until January 2001, has been a director since July 2002. Secretary Glickman is currently Chairman and Chief Executive Officer of the Motion Picture Association of America, Inc. From August 2002 through August 2004, Secretary Glickman served as the Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University. From January 2001 to August 2002, Secretary Glickman was a partner in the public law and policy practice group of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Prior to his appointment as Secretary of Agriculture, Secretary Glickman served for 18 years in the U.S. House of Representatives, where he served as a member of the House Agriculture Committee. Secretary Glickman also serves as a director of CME Holdings (Chicago Mercantile Exchange).

Marina Hahn (1), Age 49

Marina Hahn has been a director since May 2000. Prior to that, she had served as a director of Celestial Seasonings since 1994. Currently, Ms. Hahn serves both as a marketing consultant with Marina Hahn and Associates and as Chief Marketing Officer of Spirits Marque One LLC. From 1998 to 2001, Ms. Hahn served as Executive Vice President of J. Walter Thompson Company, an advertising agency. Previously, Ms. Hahn was employed in various capacities by the William Morris Agency, Inc., Sony Electronics, Inc., Pepsi-Cola Company and DDB Needham Worldwide, Inc.

Andrew R. Heyer (1)(3), Age 49

Andrew R. Heyer has been a director since November 1993. Mr. Heyer is a founder of Trimaran Capital Partners, a private asset management firm with over $3 billion under management. Mr. Heyer was previously a Vice Chairman of CIBC World Markets Corp. and co-head of CIBC Argosy Merchant Banking Funds. Prior to joining CIBC in 1995, Mr. Heyer was a founder and managing director of The Argosy Group L.P. Mr. Heyer serves as a director of Niagara Corporation and Las Vegas Sands Corp., and also serves as a director of several privately-held companies. Mr. Heyer also serves as a member of the Board of Trustees of the University of Pennsylvania.

Roger Meltzer, Age 55

Roger Meltzer has been a director since December 2000. Mr. Meltzer is a partner and a member of the executive committee of the law firm Cahill Gordon & Reindel LLP, New York, New York, where he practices corporate law. Cahill Gordon & Reindel LLP has represented us in various matters since 1994.

Mitchell A. Ring, Age 55

Mitchell A. Ring has been a director since February 2004. Mr. Ring is currently Senior Vice President Business Development of H.J. Heinz Company, and previously served as Vice President and a member of its Management Committee, from 1996 to 2005. Mr. Ring joined Heinz in 1991 after serving as Vice President Marketing at Citibank from 1990 to 1991, Business Unit Director/Marketing Director at M&M/Mars from 1983 to 1989 and in various marketing and finance positions at General Foods from 1974 to 1983.

Lewis D. Schiliro (2), Age 57

Lewis D. Schiliro has been a director since February 2004. In December 2005, Mr. Schiliro was appointed the Director of Inter-Agency Preparedness for the Metropolitan Transportation Authority in New York. In April 2005, Mr. Schiliro retired as Senior Executive Vice President of MBNA America. Prior to joining MBNA in 2000, Mr. Schiliro spent 25 years with the Federal Bureau of Investigation (FBI) in New York. In 1998, Mr. Schiliro was appointed the Assistant Director in Charge of the FBI’s New York office. Mr. Schiliro has taught courses as an adjunct professor at both the University of Delaware and Wilmington College, and is an attorney admitted to practice in New York and before the Federal courts.

Larry S. Zilavy (2), Age 55

Larry S. Zilavy has been a director since November 2002. Mr. Zilavy has served as Senior Vice President of Barnes & Noble College Booksellers, Inc. since May 2006. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc. from May 2003 to November 2004 and was Chief Financial Officer of Barnes & Noble, Inc. from June 2002 through April 2003. Prior to that, he was Executive Vice President of IBJ Whitehall Bank and Trust Company, where he worked since 1992. Mr. Zilavy is a director of GameStop Corp., Barnes & Noble, Inc. and the non-profit Community Resource Exchange, as well as a trustee of St. Francis College in New York City.

(1)	Compensation Committee member.
(2)	Audit Committee member.
(3)	Corporate Governance and Nominating Committee member.

BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors

The primary responsibility of the Board of Directors is to foster our long-term success, consistent with its fiduciary duty to our stockholders. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our direction, affairs and management.

Executive Sessions

Non-management directors meet in executive session at each regularly scheduled meeting of the Board of Directors without any members of management being present. In addition, independent directors meet separately several times a year. Mr. Futterman, as chairperson of the Corporate Governance and Nominating Committee, presides over meetings of non-management directors and of independent directors.

Director Compensation

During our fiscal year ended June 30, 2006, we paid each non-management director (other than those directors serving pursuant to our contractual agreement with H.J. Heinz Company, while it was still in effect) cash compensation equal to $6,250 each quarter.

Corporate Governance

We have implemented various changes to our corporate governance practices in response to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the changes to the corporate governance listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The following highlights some of the corporate governance initiatives taken by us and the Board, in response to Sarbanes-Oxley, NASDAQ rules and otherwise:

Director Elections. All directors stand for election annually. Voting is not cumulative.

Board Meetings and Attendance. All directors are expected to attend our annual meeting of stockholders. All directors attended our 2005 annual meeting of stockholders.

The Board typically holds regular meetings once every quarter and holds special meetings when necessary. During the 2006 fiscal year, the Board held eight meetings. We expect directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the Committees on which they serve. All directors standing for re-election attended at least 75% of the aggregate number of meetings of the Board and all Committees of the Board on which he or she served that were held during such fiscal year.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are available on our website at www.hain-celestial.com. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the Securities and Exchange Commission (“SEC”).

Director Independence. A majority of the Board, consisting of Mses. Bronner and Hahn, and Messrs. Alperin, Futterman, Glickman, Heyer, Ring, Schiliro, and Zilavy, are “independent directors” as defined in the listing standards of NASDAQ.

Code of Ethics. We have adopted a “Code of Ethics” as defined in the regulations of the SEC. This code applies to all of our employees, including our principal executive officer and principal financial officer and is available on our website at www.hain-celestial.com.

Committees of the Board.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for each of these committees, a current copy of which is available on our website at www.hain-celestial.com.

Audit Committee. The Audit Committee’s principal duties include recommending to our Board of Directors the selection, retention and termination of our registered independent accountants, evaluating the independence of the registered independent accountants, including whether they provide any consulting services to us, reviewing with the registered independent accountants their report as well as making any recommendations with respect to our financial statements, accounting policies, procedures and internal controls. In addition, the Audit Committee is charged with determining whether there are any conflicts of interest in financial or business matters between us and any of our officers or employees. The Audit Committee also functions as the “qualified legal compliance committee,” as defined under applicable SEC rules and regulations.

Our Audit Committee is currently comprised of three directors, Messrs. Alperin, Schiliro and Zilavy, with Mr. Alperin acting as chairperson. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of NASDAQ, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that Mr. Zilavy is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies.

During fiscal 2006, our Audit Committee held eight meetings. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee is also responsible for administering our employee stock option plans, reviewing and approving corporate goals and financial objectives relevant to executive officer compensation, evaluating the performance of the executive officers in light of these goals and objectives and making recommendations to the Board regarding the compensation of our executive officers.

Our Compensation Committee is currently comprised of Mses. Bronner and Hahn and Mr. Heyer, with Ms. Bronner acting as chairperson. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing standards of NASDAQ. During fiscal 2006, the Compensation Committee held ten meetings. See “Report of the Compensation Committee on Executive Compensation.”

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s purpose is to identify individuals qualified to serve on the Board of Directors, recommend to the Board of Directors persons to be nominated for election as directors at the annual meeting of the stockholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, identify and recommend members of the Board of Directors to serve on each Board committee and to serve as chairman thereof, develop and recommend to the Board of Directors corporate governance guidelines and the review and revision of such guidelines, and oversee the evaluation by the Board of Directors of itself and its committees.

Our Corporate Governance and Nominating Committee is currently comprised of Messrs. Alperin, Futterman, Glickman and Heyer, with Mr. Futterman acting as chairperson. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of NASDAQ. During fiscal 2005, the Corporate Governance and Nominating Committee held two meetings.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our By-Laws. The Corporate Governance and Nominating Committee considers these policies sufficient, since we have never received a recommendation of a director nominee with reasonably adequate qualifications from any of our stockholders. The Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 58 South Service Road, Melville, NY 11747. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2007 Annual Meeting of Stockholders, must be received by us no later than July 5, 2007. The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. For more information regarding stockholder communications with our Board of Directors, see the “Stockholder Proposals and Other Communications” section of this proxy statement.

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. To be considered by the Corporate Governance and Nominating Committee, a director nominee must have experience as a board member or senior officer of a company in the natural food or other related industries or have a strong financial background and be a leading participant in another field relative to our business or have achieved national prominence in a relevant field as a faculty member, professional or government official. In addition to these minimum requirements, the Corporate Governance and Nominating Committee seeks director candidates based on a number of qualifications, including their displayed high ethical standards, integrity, sound business judgment, independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community, a willingness to devote adequate time to Board duties and ability to foster a diversity of backgrounds and views and complement the Board of Directors’ existing strengths.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Committee may retain a search firm to identify and screen candidates, conduct reference checks, prepare biographies for review by the Committee and the Board and assist in setting up interviews. The Committee and one or more of our other directors will interview candidates, and the Committee selects nominees that best suit our needs.

Executive Officers

The following information describes the background and business experience of our executive officer other than Mr. Simon.

Ira J. Lamel, Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, Age 59

Mr. Lamel was appointed Executive Vice President, Chief Financial Officer and Treasurer on October 1, 2001, and has served as Corporate Secretary since January 2003. Prior to his appointment, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 to September 2001. Ernst & Young LLP serves as our registered independent accountants, and Mr. Lamel was responsible for all services provided to us, including the audits of our financial statements, from fiscal 1994 through fiscal 2000. Mr. Lamel serves as a director of Excel Technology, Inc. and Harvey Electronics, Inc.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

Our Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”) to increase the number of shares of our common stock issuable under the 2002 Plan by 2,000,000 shares to 5,380,000 shares.

In order to address potential shareholder concerns regarding the number of options, SARs or stock awards we intend to grant in a given year, we committed to our stockholders that, for the three fiscal years commencing July 1, 2005, we would limit the number of stock-based awards to employees or non-employee directors (whether under the 2002 Plan or any other plan) to less than an average of 2% of the number of shares of our common stock that we expect will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to (1) one and a half option shares, if our annual stock price volatility is 53% or higher, (2) two option shares if our annual stock price volatility is between 25% and 52%, and (3) four option shares if our annual stock price volatility is less than 25%.

The material terms of the 2002 Plan are summarized below. This summary does not purport to be a complete description of the 2002 Plan and is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which (before giving effect to the proposed amendment) is attached as Annex A to this proxy statement.

General

The 2002 Plan is designed to attract, retain and motivate qualified employees in order to achieve our long-term growth and profitability objectives, provide competitive levels of remuneration, recognize individual initiatives and achievements, link compensation to corporate performance and align the interests of our employees with the interests of our stockholders. The grants under the 2002 Plan would be the principal method for long-term incentive compensation and are designed to promote the convergence of long-term interests between our key employees and our stockholders.

The 2002 Plan provides for the grant to eligible employees, consultants and directors of stock options, SARs, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the “Awards”). Each Award (other than a stock option or SAR) granted shall be deemed to equal 2.4 stock options.

The 2002 Plan, as amended, was approved by our stockholders at our Annual Meeting of Stockholders held on December 1, 2005. Currently, there are an aggregate of 3,850,000 shares of common stock authorized for issuance under the existing 2002 Plan, of which only 794,600 shares are available for grant. Under the 2002 Plan, the number of shares authorized for grant would be increased by 2,000,000 to 5,850,000, thereby increasing the 794,600 shares available for grant to 2,794,000 shares. As of June 30, 2006, options to purchase an aggregate of 1,673,624 shares were outstanding under the existing 2002 Plan. Shares issued pursuant to the 2002 Plan will be either authorized but unissued shares or treasury shares.

The 2002 Plan imposes a maximum individual limit of 1,000,000 options or SARs in any calendar year, and a limit on Performance Shares, Performance Units, Restricted Shares or Restricted Share Units equal to 800,000 Shares in any calendar year for grants intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility and Administration

Officers and other employees of The Hain Celestial Group, Inc. and its subsidiaries and affiliates, as well as consultants and directors of The Hain Celestial Group, Inc. are eligible to be granted Awards under the 2002

Plan. The 2002 Plan is administered by the Compensation Committee or such other committee (or the entire Board of Directors) as may be designated by the Board of Directors (the “Committee”). Unless otherwise determined by the Board of Directors, the Committee will consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), each of whom is an outside director within the meaning of Section 162(m) of the Code. The Committee determines which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee has the authority to waive conditions relating to an Award or accelerate vesting of Awards.

The Committee is permitted to delegate to officers or other directors of The Hain Celestial Group, Inc. the authority to perform administrative functions for the 2002 Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

If an Award is intended to be qualified as performance-based compensation under Section 162(m) of the Code, the Committee may not increase the amount of compensation payable if it would disqualify the Award under Section 162(m) of the Code. Awards may be granted alone or in tandem with any other Award.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options (“NQSOs,” and together with ISOs, referred to as “Options”) not intended to qualify for special tax treatment under the Code may be granted for such number of shares of common stock as the Committee determines, subject to the limitations set forth in the 2002 Plan. The Committee is authorized to set the terms relating to an Option, including exercise price, which shall not be less than 100% of the fair market value on the date of grant, and the time and method of exercise. The term of an Option shall not exceed seven years from the date of grant. ISOs may only be granted to employees of The Hain Celestial Group, Inc. or its subsidiaries. Once granted, the exercise price of a stock option may not be repriced without shareholder approval. Further, once granted, a stock option may not be exchanged (except in the case of a corporate transaction or event that is subject to the anti-dilution provisions of the 2002 Plan), as such an exchange would be considered to be a repricing and would therefore require shareholder approval.

A SAR entitles the holder thereof to receive, with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of common stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant, which shall not be less than fair market value. Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee.

Awards of restricted shares are subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit entitles the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units also are subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

Performance shares and performance units provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the shares; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

Dividend equivalents granted under the 2002 Plan entitle the holder thereof to receive cash, shares of common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2002 Plan.

Nontransferability

Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Capital Structure Changes

If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the 2002 Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

The 2002 Plan may be amended, suspended or terminated by our Board of Directors at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the participant or the permitted transferee of the Award.

Effective Date and Term

The 2002 Plan is effective as of December 1, 2005. Unless earlier terminated, the 2002 Plan will terminate as to future awards on December 1, 2015.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the 2002 Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. We will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the 2002 Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by us) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest” (i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable). The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units dividend equivalents and other Awards under the 2002 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

We may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 2002 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2002 Plan) by a public company to a “covered employee” (i.e., the chief executive officer and our four other most highly compensated executive officers) to no more than $1 million. We currently intend to structure stock options granted and other Awards made under the 2002 Plan to comply with an exception to nondeductibility under Section 162(m) of the Code. See “Report of the Compensation Committee on Executive Compensation.”

New Plan Benefits

The amount of benefits payable in the future under the 2002 Plan is not currently determinable.

Recommendation of the Board of Directors

The Board of Directors believes that approval of the amendment to the 2002 Plan is in our best interest, as well as the best interest of our stockholders and employees, because the granting of stock options and other awards promotes the convergence of long-term interests between our key employees and our stockholders, as the value of options and other awards granted will increase or decrease with the value of our common stock. In addition, the ability to grant stock options and other awards will assist us in continuing to attract and retain the services of outstanding management and will enable us to use this type of long-term incentive compensation at levels commensurate with our peers while conserving our cash resources. The Board of Directors unanimously approved the amendment to our Amended and Restated 2002 Long Term Incentive and Stock Award Plan and recommends a vote FOR approval of the amendment to our Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation paid by us for services rendered during the three fiscal years ended June 30, 2006 to or for the accounts of our Chief Executive Officer and our other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation						Long Term Compensation
							Awards
Name and Principal Position	Fiscal Year	Salary		Bonus(1)		Other Annual Compensation(2)	Restricted Stock Awards ($)			Securities Underlying Options	All Other Compensation
Irwin D. Simon	2006		$1,100,000		$1,700,000	—		—		—	—
President, Chief Executive Officer and Chairman of the Board	2005 2004	$ $	980,000 810,000	$ $	1,000,000 850,500	— —	$	— 3,135,000	(3)	— 300,000	— —

Ira J. Lamel	2006		$460,000		$375,000	—		—		—	—
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2005 2004	$ $	425,000 325,000	$ $	300,000 175,000	— —		— —		100,000 100,000	— —

(1)	Executive bonuses are based on performance targets such as volume, profit, earnings before interest, taxes, depreciation and amortization (“EBITDA”), acquisition integration, cost efficiencies, new products and distribution growth as well as other objective criteria specific to each executive’s responsibilities.
(2)	Both Mr. Simon and Mr. Lamel are provided with either the use of a company owned automobile or an automobile allowance. In either case, the cost to the Company is less than $50,000.
(3)	Under the terms of Mr. Simon’s existing employment agreement with us, he received an award of 150,000 shares of restricted stock under the 1994 Plan, which will vest ratably from the date of award through the end of his contract (or earlier on a change of control). As of June 30, 2006, based on a price of $25.76 per share, the closing bid price for our common stock on NASDAQ as of such date, the value of such restricted stock was $3,864,000. At this time, we have no plans to pay any dividends on our stock. In the event that a dividend shall be declared on our stock, this award shall be entitled to receive such dividend.

Employment Agreements

Irwin D. Simon

We have entered into an employment agreement with Mr. Simon, our founder, which is effective from July 1, 2003, through June 30, 2007. Mr. Simon’s employment agreement provides for a minimum annual base salary of $875,000 for the fiscal year ended June 30, 2005, $950,000 for the fiscal year ended June 30, 2006 and $1,050,000 for the fiscal year ending June 30, 2007. The Compensation Committee increased Mr. Simon’s base salary for the fiscal year ended June 30, 2005 to $980,000, and to $1,100,000 for the fiscal year ending June 30, 2006, in each case, based on Mr. Simon’s prior performance. Mr. Simon’s employment agreement also provides for an annual bonus ranging from 0% to 150% of his annual base salary upon the achievement of sales and profitability objectives to be determined by our Compensation Committee. During the term of the agreement, Mr. Simon is entitled to receive an annual grant of options under our 2002 Plan exercisable for 300,000 shares of our common stock at an exercise price equal to the market price on the date of the grant. Pursuant to this employment agreement, during the 2004 fiscal year Mr. Simon also received an award of 150,000 shares of restricted stock under the 1994 Plan, which will vest equally from the date of award through the end of his contract. As of June 30, 2006, 105,210 shares have vested.

On October 30, 2006, the Compensation Committee recommended, and the Board of Directors approved, an extension of Mr. Simon’s employment contract through June 30, 2009, two years beyond its previously-scheduled expiration. Pursuant to the extension, Mr. Simon will be entitled to an annual base salary for the current fiscal year and the extension period of $1.25 million per year, and have the opportunity to earn an annual bonus of up to 200% his base salary (based on the Executive’s and the Company’s performance during such fiscal year, as determined by the Board of Directors and/or the Compensation Committee). He will also be entitled to the equity equivalent (based on the then-current long term incentive plan applicable to senior executives) of 300,000 options to purchase common stock of the Company on July 1, 2007 and 2008, and a bonus of $300,000 upon execution of definitive documentation of the extension. The option grants that Mr. Simon was owed under his employment agreement prior to the extension but which have not yet been granted remain obligations of the Company, which are expected to be resolved upon completion of a comprehensive review the Company’s compensation practices. The Compensation Committee also recommended, and the Board of Directors approved, a bonus to Mr. Simon for the fiscal year ended June 30, 2006, of $1.7 million, in accordance with his existing employment agreement.

In the event that Mr. Simon is terminated without cause or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to, among other things, three years’ annual salary and three years’ average annual bonus, all options and other stock awards previously granted, but unvested, shall become fully vested and he will be entitled to the Black-Scholes value of all options contemplated but not yet granted pursuant to the employment agreement. In addition, if his contract is not renewed at the end of its term, Mr. Simon will be entitled to three years’ annual salary and three years’ average annual bonus. Mr. Simon has also agreed not to compete with us during his employment term or for a period of three years thereafter and has agreed to customary provisions regarding confidentiality and proprietary rights.

Change of Control Agreements

We have entered into a change of control agreement with Mr. Lamel and certain other employees that provides that in the event that, following a change of control of The Hain Celestial Group, Inc., the surviving corporation takes certain actions, including a termination without cause, diminution in duties or forced relocation, such employee will be entitled to terminate his or her employment and receive up to three times annual base salary and annual bonus, up to three years’ benefits continuation, immediate vesting of all outstanding options and other stock awards and reimbursement of certain tax obligations. Mr. Simon’s employment agreement includes change of control provisions as described in the paragraph above. See “Employment Agreements—Irwin D. Simon.”

Stock Option Grants and Exercises

The tables below set forth information with respect to the unexercised options of our named executive officers as of the end of our fiscal year ended June 30, 2006. There were no grants of stock options to or exercises of stock options by any of our named executive officers during the fiscal year ended June 30, 2006.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options Held at June 30, 2006		Value of Unexercised In-the-Money Options at June 30, 2006(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Irwin D. Simon	—	—	2,635,000	—	$18,325,475	—
Ira J. Lamel	—	—	300,000	—	$2,959,750	—

(1)	Based on a price of $25.76 per share, the closing price for our common stock on NASDAQ on June 30, 2006.

1994 Long Term Incentive and Stock Award Plan

In December 1994, we adopted the 1994 Long Term Incentive and Stock Award Plan, which we refer to in this notice of annual meeting as the “1994 Plan.” The 1994 Plan, as amended, provides for the granting of incentive stock options and other stock-based awards to employees and directors to purchase up to an aggregate of 6,400,000 shares of our common stock. The 1994 Plan is administered by the Compensation Committee of the Board of Directors, or a subcommittee thereof. All of the awards granted to date under the 1994 Plan have been incentive or non-qualified stock options providing for exercise prices not less than the fair market price at the date of grant, and expire 10 years after date of grant. At the discretion of the Compensation Committee, options are exercisable upon grant or over an extended vesting period. The 1994 Plan terminated as to future awards on October 3, 2004. At June 30, 2006, options to purchase 4,199,697 shares were outstanding.

Amended and Restated 2002 Long Term Incentive and Stock Award Plan

In December 2005, we adopted the Amended and Restated 2002 Long Term Incentive and Stock Award Plan, which we refer to in this notice of annual meeting as the “2002 Plan.” The 2002 Plan currently provides for the granting of incentive stock options and other stock-based awards to employees, directors and consultants to purchase up to an aggregate of 3,850,000 shares of our common stock, of which as of June 30, 2006, 794,600 shares were available for grant. The 2002 Plan imposes a maximum individual limit of 1,000,000 options in any calendar year. The 2002 Plan is administered by the Compensation Committee of the Board of Directors, or a subcommittee thereof. All of the options granted to date under the 2002 Plan have been incentive or non-qualified stock options providing for exercise prices equivalent to the fair market price at date of grant, and expire 10 years after the date of grant. Any future grants will expire 7 years after the date of grant. Options may be exercisable upon grant or over an extended vesting period. During fiscal 2006, no options were granted, 813,371 options were exercised and 13,050 options were canceled. At June 30, 2006, 1,673,624 options were outstanding and 794,600 shares were available for grant under the 2002 Plan. The Board of Directors has approved, subject to stockholder approval, an amendment to the 2002 Plan to increase the number of shares of our common stock issuable under the 2002 Plan by 2,000,000 shares to 5,380,000 shares. See “Proposal No. 2—Approval of an Amendment to the Amended and Restated 2002 Long Term Incentive and Stock Award Plan.”

1996 Directors Stock Option Plan

In December 1995, we adopted the 1996 Directors Stock Option Plan, which we refer to in this notice of annual meeting as the “1996 Directors Plan.” The 1996 Directors Plan provides for the granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. No options may be granted under the 1996 Directors Plan after December 2000. As of June 30, 2006, options to purchase 322,500 shares were outstanding under the 1996 Directors Plan.

2000 Directors Stock Option Plan

In May 2000, we adopted a new 2000 Directors Stock Option Plan, which we refer to in this notice of annual meeting as the “2000 Directors Plan.” The 2000 Directors Plan provides for granting of stock options to non-employee directors to purchase up to an aggregate of 950,000 shares of our common stock. During fiscal 2006, no options were granted and no options were exercised or canceled. At June 30, 2006, options to purchase 585,500 shares were outstanding and 219,500 options were available for grant under the 2000 Directors Plan.

Celestial Plans

In connection with the merger of Celestial Seasonings, Inc. with and into our wholly owned subsidiary on May 30, 2000, we assumed Celestial’s 1993 Long-Term Incentive Plan and 1994 Non-Employee Director Compensation Plan, which we refer to in this notice of annual meeting collectively as the “Celestial Plans.” Since the consummation of the merger with Celestial, no options to purchase shares of common stock have been granted under the Celestial Plans. During fiscal 2006, options to purchase 2,782 shares were exercised and no options to purchase shares were canceled. As of June 30, 2006, options to purchase 325,734 shares of common stock were outstanding under the Celestial Plans.

Equity Compensation Plan Information

The table below sets forth information with respect to our compensation plans as of June 30, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,107,055	$18.76	1,014,100

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	7,107,055	$18.76	1,014,100

(1)	Of the 1,014,100 shares available for future issuance under our equity compensation plans, 794,600 shares are available for grant under the 2002 Plan and 219,500 shares are available for grant under the 2000 Directors Plan.

REPORT OF THE COMPENSATION

COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee. Our Compensation Committee is responsible for determining the compensation of our executive officers. The Compensation Committee, or a sub-committee thereof, also administers the 1994 Plan and discretionary grants under our 2000 Directors Plan and the 2002 Plan.

The Compensation Committee is currently comprised of Ms. Bronner, Ms. Hahn and Mr. Heyer, with Ms. Bronner acting as chairperson. Decisions and recommendations by the Compensation Committee are made on the basis of an assessment of corporate performance and a review of supporting data, including historical compensation data of other companies within the industry. Although actions with respect to various programs are taken at different times, consideration of each is made in the context of our overall compensation package.

Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and our other most highly compensated executive officers) to no more than $1 million. Considering the current structure of executive officer compensation, the Compensation Committee believes that we will not be denied any significant tax deductions for fiscal 2006. The Compensation Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions. Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Compensation Philosophy. Our executive compensation program is designed to attract and retain qualified executives, provide competitive levels of remuneration, recognize individual initiatives and achievements, link executive compensation to corporate performance and align the interests of our executives with the interests of our stockholders. Our executive compensation program is comprised of salary, annual cash incentives and long-term, stock-based incentives. The principal method for long-term incentive compensation has been option grants under our Amended and Restated 2002 Long Term Incentive and Stock Award Plan. These grants are designed to promote the convergence of long-term interests between our key employees and our stockholders, since the value of options granted will increase or decrease with the value of our common stock. Because performance most significantly influences an individual executive’s compensation level, compensation levels in any particular year may be above or below those of our competitors, depending upon company and individual performance. The following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the Compensation Committee with regard to fiscal 2006 compensation:

Base Salary. We establish salary ranges for each of our executive positions based on appropriate external comparisons, internal responsibilities and relationships to other corporate positions. Existing base salaries and any annual merit-based increases for the named executives were established based on the foregoing factors.

Annual Incentive. We may pay annual cash bonuses in any year to reward significant corporate accomplishments and individual initiatives which contributed to the attainment of targeted goals relating to product sales, product margins, return on capital employed, earnings per share and stockholder return. If the Compensation Committee determines that corporate results are such that a bonus program is warranted, then each executive’s accomplishments are assessed as to their impact on corporate results. The chief executive officer consults with Compensation Committee members to review corporate results, the individual executive’s contributions and his recommendations as to annual incentive payments.

Long-Term Incentives. The 2002 Plan and 1994 Plan were approved by stockholders for the purpose of promoting the interests of our stockholders by: (1) attracting and retaining executives and other key employees of outstanding ability; (2) strengthening our capability to develop, maintain and direct a competent management team; (3) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; (4) providing incentive compensation opportunities which are competitive with those of other comparably situated corporations; and (5) enabling such employees to participate in our long-term growth and financial success. During our fiscal year ended June 30, 2006, no stock option grants were made while management and the Board engaged in a comprehensive review of our long term incentive program.

Chief Executive Officer Compensation. The Compensation Committee is responsible for determining the appropriate compensation for our chief executive officer based on a variety of criteria, including our performance and the chief executive officer’s performance, the compensation of the chief executive officers of comparable companies and other market factors. In fiscal 2003, the Compensation Committee worked with Mr. Simon in the preparation of his employment agreement described above under the heading “Executive Compensation—Employment Agreements,” then recommended the adoption of the employment agreement to our Board of Directors, which adopted it unanimously. The Compensation Committee increased Mr. Simon’s base salary for the fiscal year ended June 30, 2005 to $980,000, and to $1,100,000 for the fiscal year ending June 30, 2006, in each case based on Mr. Simon’s prior performance. Pursuant to the terms of his employment agreement, on July 1, 2005, Mr. Simon was entitled to a grant of 300,000 options to purchase common stock of the Company under the 2002 Plan or any substantially similar plan. However, insufficient shares were available for grant under the 2002 Plan at that time. Also pursuant to the terms of his employment agreement, Mr. Simon was entitled to a grant on July 1, 2006, of 300,000 options to purchase common stock of the Company under the 2002 Plan or any substantially similar plan; however, such grant has not been made pending completion of a comprehensive review the Company’s compensation practices.

The Compensation Committee has continued to work with Mr. Simon to resolve these outstanding equity entitlements, and to extend Mr. Simon’s employment contract. On October 30, 2006, the Compensation Committee recommended, and the Board of Directors approved, an extension of Mr. Simon’s employment contract through June 30, 2009, two years beyond its previously-scheduled expiration. Pursuant to the extension, Mr. Simon will be entitled to an annual base salary for the current fiscal year and the extension period of $1.25 million per year, and have the opportunity to earn an annual bonus of up to 200% his base salary (based on the Executive’s and the Company’s performance during such fiscal year, as determined by the Board of Directors and/or the Compensation Committee). He will also be entitled to the equity equivalent (based on the then-current long term incentive plan applicable to senior executives) of 300,000 options to purchase common stock of the Company on July 1, 2007 and 2008, and a bonus of $300,000 upon execution of definitive documentation of the extension. The option grants that Mr. Simon was owed under his employment agreement prior to the extension remain obligations of the Company, which are expected to be resolved upon completion of a comprehensive review the Company’s compensation practices. The Compensation Committee also recommended, and the Board of Directors approved, a bonus to Mr. Simon for the fiscal year ended June 30, 2006, of $1.7 million, in accordance with his existing employment agreement. These recommendations were based on the Compensation Committee’s determination that Mr. Simon successfully increased the Company’s sales and net income; implemented two price increases; improved the strength of the senior management team and the organizational structure; led the identification, consummation and integration of several acquisitions, including the Company’s entry into the U.K. market, and incubator investments; and created and strengthened several significant partnerships.

Compensation Review. The Compensation Committee engaged Mercer Human Resource Consulting to provide a comprehensive review of our compensation policies, including long-term incentives to ensure that they are competitive and appropriately linked to the Company’s long term success and the creation of stockholder value. This review is ongoing.

Compensation Committee:	Beth L. Bronner, Chairperson Marina Hahn Andrew R. Heyer

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF REGISTERED

INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate the accounting firm that will serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2007 and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

Ernst & Young LLP expects to have a representative at our Annual Meeting of Stockholders who will have the opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP as our registered independent accountants for our fiscal year ending June 30, 2007.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees. The aggregate fees billed for each of the 2006 and 2005 fiscal years for professional services rendered by Ernst & Young for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for those fiscal years were $1,416,000 and $1,670,900, respectively.

Audit-Related Fees. The aggregate fees billed in each of the 2006 and 2005 fiscal years for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the immediately preceding paragraph were $315,900 and $46,125, respectively. The services comprising the fees disclosed under this category were related to due diligence in connection with acquisitions and accounting consultations.

Tax Fees. The aggregate fees billed in each of the 2006 and 2005 fiscal years for professional services rendered by Ernst & Young for tax advice and tax planning were $78,100 and $252,000, respectively.

All Other Fees. There were no fees in each of the 2006 and 2005 fiscal years for all other matters.

The Audit Committee considered whether the provision of the services described above in this section are compatible with maintaining Ernst & Young’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated pre-approval authority to its chairman, who must report any decisions to the Audit Committee at its next scheduled meeting.

The recommendation to appoint Ernst & Young and the authorization of the Board of Directors to agree to Ernst & Young’s fee are being submitted to the stockholders at the annual general meeting. If such appointment is not made, the Board of Directors will consider other registered independent accountants for appointment. The Board of Directors recommends a vote FOR the appointment of Ernst & Young as our registered independent accountants for the 2007 fiscal year.

A representative of Ernst & Young is expected to be present at the meeting with an opportunity, if desired, to make a statement and to respond to your questions.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is comprised of three independent directors and operates under a written charter. A copy of the amended and restated Audit Committee charter is available on our website at www.hain-celestial.com and is attached as Annex B to this Proxy Statement. The Audit Committee, in its oversight role over (1) our financial accounting and reporting process, (2) our system of internal controls established by management and (3) the external audit process, has met with management and our registered independent accountants. Discussions about our audited financial statements included our registered independent accountants’ judgments about the quality, not just the acceptability, of our accounting principles and underlying estimates used in our financial statements, as well as other matters, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees (“SAS 61”), as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2006 with our management.

2.	The Audit Committee has discussed with the registered independent accountants the matters required to be discussed by SAS 61.

3.	The Audit Committee has received from the registered independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (i) a written disclosure, indicating all relationships, if any, between the registered independent accountant and its related entities and the Company and its related entities which, in the registered independent accountants’ professional judgment, reasonably may be thought to bear on the registered independent accountants’ independence, and (ii) a letter from the registered independent accountants confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the registered independent accountants their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the Securities and Exchange Commission.

Barry J. Alperin, Chairperson

Lewis D. Schiliro

Larry S. Zilavy

PERFORMANCE GRAPH

The following graph compares the performance of our common stock to the S&P 500 Index and to the Standard & Poor’s Packaged Foods and Meats Index (in which we are included) for the period from June 30, 2001 through June 30, 2006. The comparison assumes $100 invested on June 30, 2001.

CERTAIN RELATIONSHIPS

Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm Cahill Gordon & Reindel LLP. Cahill Gordon & Reindel LLP acts as our regular outside counsel. In addition, Mr. Simon’s wife serves as our Director of International Sales, and Mr. Simon’s brother-in-law serves as our Vice President—Purchasing and Procurement, and each are paid at competitive rates with employees serving other companies in comparable positions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2006, except for one late filing by Mr. Lamel relating to one transaction from a prior year that was correctly reflected in the beneficial ownership table in prior years’ proxies.

OTHER MATTERS

Management does not know of any other matters that will come before the meeting, but should any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the meeting, the persons named on the enclosed proxy will vote thereon according to their best judgment in our interests.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

We will not consider including a stockholder’s proposal for action, or a stockholder’s nomination of a person for election as a director, at our 2007 annual meeting of stockholders in the proxy material to be mailed to our stockholders in connection with such meeting unless such proposal or nomination is received at our principal office no later than July 5, 2007.

For all other stockholder communications with the Board of Directors or a particular director, a stockholder may send a letter to our principal office, at 58 South Service Road, Melville, NY 11747, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 58 South Service Road, Melville, NY 11747, Attention: Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

By order of the Board of Directors,

Ira J. Lamel

Corporate Secretary

Dated: November 1, 2006

Your vote is important. If you do not expect to be present at the meeting and wish your stock to be voted, please sign and date the enclosed proxy and mail it promptly in the enclosed reply envelope or, if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

Annex A

THE HAIN CELESTIAL GROUP, INC.

AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

1. Purposes.

The purposes of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan are to advance the interests of The Hain Celestial Group, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b)	“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)	“Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)	“Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h)	“Company” means The Hain Celestial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i)	“Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(j)	“Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend

Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k)	“Eligible Person” means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, (ii) a consultant to the Company or (iii) a Director.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m)	“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o)	“NQSO” means any Option that is not an ISO.

(p)	“Option” means a right, granted under Section 5(b), to purchase Shares.

(q)	“Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r)	“Participant” means an Eligible Person who has been granted an Award under the Plan.

(s)	“Performance Share” means a performance share granted under Section 5(f).

(t)	“Performance Unit” means a performance unit granted under Section 5(f).

(u)	“Plan” means this Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

(v)	“Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(w)	“Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(x)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y)	“SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(z)	“Shares” means common stock, $.01 par value per share, of the Company.

(aa)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Eligible Persons to whom Awards may be granted;

(ii)	to designate Affiliates;

(iii)	to determine the type or types of Awards to be granted to each Eligible Person;

(iv)	to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)	to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii)	to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi)	to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)	Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)	Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)	Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

4. Shares Subject to the Plan.

(a)	Subject to adjustment as provided in Section 4(d) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 3,850,000. Each Share subject to an Award (other than an Option or SAR) shall count as 2.4 Shares for the purposes of the limit set forth in the preceding sentence. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b)	Notwithstanding anything to the contrary: (i) shares tendered in payment of the exercise price of an Option shall not be added to the maximum share limitations described in Section 4(a) above; (ii) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described in Section 4(a) above; and (iii) all shares covered by a SAR, to the extent that it is exercised and whether or not the Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

(c)	Subject to adjustment as provided in Section 4(d) hereof and notwithstanding anything to the contrary contained herein, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 800,000 Shares during a calendar year to any Eligible Person under this Plan.

(d)

In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(e)	Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

(b)	Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)	Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of the Shares on the date such Option is granted.

(ii)	Option Term. The term of each Option shall be a maximum of seven (7) years from the date of grant of the Option.

(iii)	Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c)	SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)

Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR on the date of grant of the SAR, which shall not be less than Fair Market Value (which in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)	Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)	Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)	Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)	Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)	Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)	Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)	Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if

permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)	Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f)	Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)	Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)	Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

(iii)

Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective;

provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)	Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v)	Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

(g)	Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)	Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a)	Stand-Alone, Additional, and Tandem. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate.

(b)

Substitute Awards in Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation or other entity who becomes an Eligible Person by reason of any such transaction in substitution for awards previously granted by such corporation or entity to such employee or director. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

(c)	Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of seven years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(d)	Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4(d) hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, or otherwise approve any modification to an Option that would be treated as a “repricing” of such Option under any then applicable rules, regulations or listing requirements.

(e)	Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, subject to applicable law.

(f)	Nontransferability. Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(g)	Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. General Provisions.

(a)	Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)

No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c)	Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d)	Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Eligible Person or the permitted transferee of the Award.

(e)	No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)	Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k)	Effective Date; Plan Termination. The Plan shall become effective as of December 1, 2005 (the “Effective Date”). Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of the stockholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m)	Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

Annex B

The Hain Celestial Group, Inc.

Audit Committee Charter

Organization

The Board of Directors of The Hain Celestial Group, Inc. (the “Company”) shall designate annually, based upon the recommendation of the Nominating and Governance Committee, an Audit Committee comprised of three or more Directors, who may be removed by the Board of Directors in its discretion. Each member of the Audit Committee shall be, as determined and disclosed by the Board of Directors, (1) “independent” as determined in accordance with the rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq”), and, if determined applicable by the Board of Directors, the New York Stock Exchange (the “NYSE”) and (2) sufficiently financially literate to enable him or her to discharge the responsibilities of an Audit Committee member. Additionally, at least one member of the Audit Committee shall have accounting or related financial management expertise and qualify as an “audit committee financial expert,” as defined in applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall comply with and satisfy the rules and regulations of the SEC, applicable securities laws, the rules and regulations of the Nasdaq and NYSE, if applicable, and all other applicable laws, rules, and regulations. The Audit Committee shall report regularly to the Board of Directors.

A Chairman of the Audit Committee shall be elected annually by the Board of Directors based upon the recommendation of the Nominating and Governance Committee.

Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors’ oversight of (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence, and performance, (3) the performance of the Company’s internal controls and procedures, and (4) the Company’s compliance with legal and regulatory requirements. The Audit Committee shall also function as the Company’s qualified legal compliance committee (“QLCC”), as defined under applicable SEC rules and regulations.

The Audit Committee shall prepare an Audit Committee report, as required by the rules and regulations of the SEC, to be included in the Company’s annual proxy statement.

While the Audit Committee recognizes the importance of its role, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are in all material respects complete, accurate, and prepared in accordance with generally accepted accounting principles (“GAAP”), or to certify the Company’s financial statements. These are the responsibilities of management and the independent auditor. It is also not the responsibility of the Audit Committee to guarantee the independent auditor’s report. The Audit Committee shall assist the Board of Directors in overseeing management’s fulfillment of its responsibilities in the financial reporting process of the Company. The Audit Committee also shall be directly responsible for the oversight of the independent auditor’s fulfillment of its responsibilities in the financial reporting process of the Company.

Meetings

The Audit Committee shall meet at least four times each year, or more frequently as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Audit Committee members) in furtherance of such responsibilities. Meetings of the Audit Committee shall be called by the Chairman of the Audit Committee, the Chairman of the Board of

Directors, or the Chief Executive Officer of the Company. All such meetings shall be held pursuant to the By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records. In order to foster open communications, the Audit Committee shall meet periodically with senior management, the person responsible for the Company’s internal controls and procedures, and the independent auditor in separate private sessions to discuss any matters that the Audit Committee or any such persons believe appropriate and may also ask members of management or others to attend Audit Committee meetings and provide pertinent information as necessary.

Relationship With Independent Auditors

The Audit Committee shall have the sole authority to appoint, retain, and terminate the Company’s independent auditor, which shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All related fees and costs of the independent auditor, as determined by the Audit Committee, shall be paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor shall be pre-approved by the Audit Committee subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

Powers and Responsibilities

A. Oversight of the Company’s Financial Statements and Disclosure Practices

The Audit Committee shall:

1) Discuss with management and the independent auditor the Company’s annual audited financial statements, including the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board of Directors whether such audited financial statements should be included in the Company’s annual report on Form 10-K.

2) Discuss with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3) Review the Company’s disclosure controls and procedures, internal controls and procedures for financial reporting, and the certifications required to be made by any officer of the Company in each of the Company’s quarterly reports on Form 10-Q and the Company’s annual report on Form 10-K (the “Periodic Reports”).

4) Prepare the annual report referred to under “Purpose” above.

5) Review all reports from the independent auditor pursuant to applicable laws, rules and regulations concerning:

a) all critical accounting policies and practices to be used;

b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6) Discuss with the independent auditor certain matters related to the conduct of the audit pursuant to Statement of Auditing Standards No. 61, as amended, including any:

a) problems or difficulties encountered by the independent auditor in the course of the audit work;

b) restrictions on the scope of the independent auditor’s activities or access to information;

c) significant disagreements with management;

d) communications between the independent auditing team and such team’s national office with respect to auditing or accounting issues presented by the engagement;

e) accounting adjustments noted or proposed by the independent auditor, but not adopted by the Company; and

f) management or internal control letter issued or proposed to be issued by the independent auditor and the Company’s response to that letter.

7) Discuss generally with management the types of information to be disclosed and presentations to be made in connection with the Company’s (a) issuance of earnings press releases (including the Company’s use of “pro forma” or “adjusted” non-GAAP financial information) and (b) disclosure of financial information, earnings releases, and earnings guidance to analysts and rating agencies. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

8) Discuss the Company’s policies and guidelines which govern the Company’s risk assessment and risk management efforts as well as discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

9) Review and discuss with management and the independent auditor, as it deems necessary or appropriate:

a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control deficiencies;

b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and

c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

10) Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Periodic Reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

B. Oversight of the Company’s Independent Auditor

The Audit Committee shall:

1) Obtain and review a report from the independent auditor on at least an annual basis describing:

a) the internal quality-control procedures of such independent auditor;

b) any material issues raised by the independent auditor’s most recent internal quality-control review or peer review and any steps taken to deal with such issues;

c) any material issues raised by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to address such issues; and

d) all relationships between the independent auditor and the Company.

2) Evaluate the qualifications, performance, and independence of the independent auditor and report such conclusions to the Board of Directors, taking into account:

a) the foregoing report;

b) discussion with the independent auditor regarding any disclosed relationship with or services provided to the Company that may impact the objectivity and independence of the independent auditor;

c) the services provided by the independent auditor; and

d) the opinions of management and the Company’s internal auditors.

3) Evaluate the lead (or coordinating) audit partner having primary responsibility for the audit, taking into account the opinions of management and the Company’s internal auditors.

4) Ensure the required rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the independent audit, and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company’s independent auditor on a regular basis.

5) Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

6) Recommend policies to the Board of Directors with respect to the employment of current and former employees of the independent auditor who were engaged on the Company’s account.

7) Review and discuss with management and the independent auditor the proposed plan and overall scope of the Company’s annual audit.

C. Oversight of the Company’s Compliance with Legal and Regulatory Requirements

The Audit Committee shall:

1) Obtain assurance from the independent auditor that the Company is in compliance with the provisions of Section 10A of the Securities Exchange Act of 1934, as amended.

2) Review with management and the independent auditor the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which prohibits unethical or illegal activities by the Company’s directors, officers and employees, as well as review the actions taken to monitor compliance with the Code of Conduct.

3) To the extent authorized by the Board of Directors, approve any proposed waivers for directors or executive officers and review any material waivers for non-executive officers or employees granted under the “Amendment, Modification and Waiver” section of the Company’s Code of Conduct.

4) Review with management, the independent auditor, and the Company’s counsel any legal, regulatory, and environmental matters that may have a material impact on the Company’s financial statements or accounting policies.

5) Establish procedures for the (a) receipt, retention, and treatment of complaints received by the Company regarding the Company’s accounting, internal accounting controls or auditing matters and (b) confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

6) Review and approve all related-party transactions.

7) Review and assess on an annual basis the compliance with all applicable laws, rules, and regulations, including those of the SEC, Nasdaq, and NYSE, specifically applicable to the composition and responsibilities of the Audit Committee.

Qualified Legal Compliance Committee

The Audit Committee, in its capacity as a QLCC, shall establish written procedures for the privileged and confidential receipt, retention, and consideration of reports to the QLCC by the Company’s internal legal officer or any other attorney representing the Company of evidence of a material violation of the securities laws, breaches of fiduciary duties, or similar violations.

Additional Powers and Responsibilities

The Audit Committee shall have the authority to engage and obtain advice and assistance from independent or outside legal counsel, accountants, and other advisors as it determines is necessary or appropriate to carry out its duties. All related fees and costs of such advisors, as determined by the Audit Committee, shall be paid promptly by the Company in accordance with its normal business practices.

The Audit Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Audit Committee’s own performance during such past year.

The Audit Committee shall perform such other activities as the Audit Committee or the Board of Directors may from time to time deem necessary or appropriate.

Effectiveness

This Audit Committee charter amends and restates the Company’s existing Audit Committee charter and becomes effective as of the date of the Company’s 2003 meeting of stockholders.

THE HAIN CELESTIAL GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”). The undersigned hereby appoints Irwin D. Simon and Ira J. Lamel, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on November 30, 2006, and any postponements or adjournments thereof (including any vote to postpone or adjourn the Annual Meeting of Stockholders), upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted “FOR” items 1, 2 and 3 below, each of said items being more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which are hereby acknowledged.

The Board of Directors Recommends You Vote “FOR” items 1, 2 and 3 below

Election of Directors

FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

(Instructions: to withhold authority to vote for an individual nominee, strike a line through the nominee’s name listed below.)

Irwin D. Simon, Barry J. Alperin, Beth L. Bronner, Jack Futterman, Daniel R. Glickman, Marina Hahn, Andrew R. Heyer, Roger Meltzer, Mitchell A. Ring, Lewis D. Schiliro and Larry S. Zilavy

1.	To approve the amendment to the Amended and Restated 2002 Long Term Incentive and Stock Award Plan to increase the number of shares issuable over the term of the plan by 2,000,000 shares to 5,850,000 shares in the aggregate.

For ☐	Against ☐	Abstain ☐

2.	To ratify the appointment of Ernst & Young LLP, to act as registered independent accountants of the Company for the fiscal year ending June 30, 2007.

For ☐	Against ☐	Abstain ☐

(Proxy card)

In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting of Stockholders.

Please Complete All Information Below

Signature:

Signature:

Dated: 2006
Please sign exactly as names appear hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign.

(Proxy card)